                         CANTERBURY PARK HOLDING CORPORATION

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                     JUNE 4, 1998


     Notice is hereby given that the Annual Meeting of Shareholders of Canterbury Park Holding Corporation will be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, on Thursday, June 4, 1998 at 4:00 p.m., Central Daylight Time, for the following purposes:

     1. To elect seven (7) directors to hold office until the 1999 Annual Meeting of Shareholders or until their successors are elected.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 15, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors


                                   Richard A. Primuth,
                                   SECRETARY


Shakopee, Minnesota
April 29, 1998



     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                         CANTERBURY PARK HOLDING CORPORATION
                                 1100 CANTERBURY ROAD
                              SHAKOPEE, MINNESOTA 55379
                                    (612) 445-7223


                                   PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Canterbury Park Holding Corporation ("CPHC" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379 on Thursday, June 4, 1998, beginning at 4:00 p.m. or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 1100 Canterbury Road, Shakopee, Minnesota 55379, and its telephone number is (612) 445-7223. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 29, 1998.

     The total number of shares outstanding and entitled to vote at the meeting as of April 15, 1998 consisted of 3,001,848 shares of $.01 par value Common Stock. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on April 15, 1998 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                    AND MANAGEMENT

     The following table sets forth, based upon information available as of April 3, 1998, the beneficial ownership of shares of the Company's common stock of each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's common stock and the beneficial ownership of all officers and directors of the Company as a group (including beneficial ownership attributed to such person or group through ownership of currently exercisable options or warrants to purchase common stock).

     Name and Address         Amount and Nature of     Percent
     of Beneficial Owner      Beneficial Ownership     of Class*
     -------------------      --------------------     --------
Curtis A. Sampson                1,391,031(1)          41.50%
1100 Canterbury Road
Shakopee, MN  55379

Dale H. Schenian                   552,458(2)          17.71%
1100 Canterbury Road
Shakopee, MN  55379

Richard W. Perkins                 325,000(3)          10.08%
730 E. Lake Street
Wayzata, MN  55391

Randall D. Sampson                 209,699(4)           6.72%
1100 Canterbury Road
Shakopee, MN 55379

All directors and officers        2,472,761(5)         64.54%
as a group (10 persons)


-----------------------------------

* Based upon 2,998,848 shares of common stock outstanding increased, for each calculation, by the number of shares which would be issued upon exercise of options and warrants held by the named person or group.

(1) Includes 352,703 shares issuable upon the exercise of currently exercisable options and warrants.

(2) Includes 116,410 shares issuable upon the exercise of currently exercisable options and warrants, as well as 5,000 shares and 5,000 warrants held by Mr. Schenian's wife as to which beneficial ownership is disclaimed.

(3) Represents 100,000 shares of Company common stock and warrants to acquire an additional 225,000 shares of Company common stock held on behalf of various accounts and with respect to which the named person shares the power to vote and/or dispose of the securities.

(4) Includes 119,612 shares issuable upon the exercise of currently exercisable options and warrants.

(5) Includes 832,725 shares issuable upon the exercise of currently exercisable options and warrants held by officers and directors as a group.


                                ELECTION OF DIRECTORS


The Board of Directors has nominated and recommends for reelection as directors of the Company the persons named below, all of which have been directors since 1994. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     Information regarding the directors, including information regarding their principal occupations currently and for the preceding five years, is set forth below. Ownership of Company common stock is given as of April 3, 1998. Percentage ownership presented for each director assumes shares outstanding increased by the respective number of options and warrants indicated. To the best of the Company's knowledge, the persons indicated possess sole voting and investment power with respect to their stock ownership.


                                                                                  Amount of    Percent of
                                                                                    Stock      Outstand-
Name and Age                  Principal Occupation; Other Directorships           Ownership    ing Stock
------------                  -----------------------------------------           ---------    ---------
Brian C. Barenscheer          Partner, Boyum & Barenscheer, P.L.L.P.              112,500 (1)    3.69%
 (55)                         Minneapolis, Minnesota (certified public
                              accountants).

Gibson Carothers              Gibson & Carothers, Minneapolis,                     38,000 (2)    1.25%
 (54)                         Minnesota (marketing and product
                              development).

Terence J. McWilliams         Regional Sales Manager, Autotote Systems             25,500 (3)     .84%
 (48)                         (totalizator services to horse tracks, dog
                              tracks and jai alai frontons) since November
                              1993; from April to November 1993, Vice
                              President-Administration, U.S. Transformer;
                              prior thereto, General Manager, Canterbury
                              Downs.

Carin Offerman                President and CEO, Offerman & Company,               12,700 (4)     .42%
 (49)                         Minneapolis, Minnesota (investment banking
                              and brokerage firm).

Curtis A. Sampson             Chairman and CEO of Communications                1,391,031 (5)   41.50%
 (64)*                        Systems Inc., Hector, Minnesota (connecting
                              devices for telephone and computer equipment);
                              Chairman and CEO of Hector Communications
                              Corporation, Hector, Minnesota (independent
                              telephone companies).

Randall D. Sampson            President of the Company since March 1994;          209,699 (5)    6.72%
 (40)*                        prior thereto, President, Sampson Racing,
                              Inc. (thoroughbred racing and breeding
                              operations).

Dale H. Schenian              President, City Auto Glass, St. Paul,               552,458 (5)   17.71%
 (56)                         Minnesota (automotive glass repair and
                              replacement); Director of First American
                              Metro (bank holding company), St. Paul,
                              Minnesota.


--------------------------------------

Footnotes follow on p. 4.

Footnotes to Director Nominee Table

--------------------------------------

*    Curtis A. Sampson is the father of Randall D. Sampson.

(1)  Includes options and warrants to acquire 47,500 shares of common stock.

(2)  Includes options to acquire 37,000 shares of common stock.

(3)  Includes options to acquire 24,500 shares of common stock.

(4)  Includes options and warrants to acquire 11,000 shares of common stock.

(5) See "Security Ownership of Certain Beneficial Owners and Management" above and the footnote applicable to such person thereunder.


INFORMATION REGARDING BOARD AND BOARD COMMITTEES

     The Board of Directors of the Company met fourteen times during 1997. In 1997 each director attended at least 75% of the meetings of the Board and each committee on which such director served.

     Each non-employee member of the Board is paid an annual fee of $2,400, plus $200 for each meeting attended. Mr. Randall D. Sampson, who is employed by the Company, receives no additional compensation for service on the Board.

     Under the Company's 1994 Stock Plan, each non-employee member of the Board of Directors upon initially being elected to the Board, receives an option to acquire 2,500 shares and, in addition, receives at the time of his or her reelection to the Board at the annual meeting of the shareholders an option to purchase 2,000 shares of the Company's common stock. Each such option is at a price equal to the fair market value of the Company's common stock on the date of grant and is exercisable over a ten-year period beginning six months after the date the option is granted.

     The Board has established an Audit Committee, the current members of which are Brian C. Barenscheer and Carin Offerman. The Audit Committee recommends to the full Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal accounting controls of the Company. The Audit Committee met twice in 1997.

     The Company has established a Compensation Committee, the current members of which are Terence J. McWilliams, Dale H. Schenian and Randall D. Sampson.
The Compensation Committee met twice in 1997. The Compensation Committee recommends to the Board of Directors compensation for executive officers and key personnel and reviews the Company's compensation policies and practices.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following tables show for the three fiscal years ended December 31, 1995, 1996, and 1997 the cash and other compensation paid to or accrued by the Company for its chief executive officer in all capacities served, as well as information relating to option grants. No executive officer of the Company received cash compensation of more than $100,000 in fiscal 1997.

                                        SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                COMPENSATION AWARDS
                                                       ANNUAL COMPENSATION      -------------------
                                                       -------------------     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                            YEAR         SALARY            OPTIONS
---------------------------                            ----         ------            -------
Randall D. Sampson, President and Chief Executive      1997        $ 94,557           30,000
  Officer                                              1996          64,771           10,000
                                                       1995          54,496           15,000


Note: Certain columns have been excluded from this table because the information called for is not applicable.



                                       OPTION GRANTS IN 1997


                                 % OF                                                    POTENTIAL REALIZABLE
                                 TOTAL                                                     VALUE AT ASSUMED
                                OPTIONS                                                    ANNUAL RATES OF
                                GRANTED                                                      STOCK PRICE
                                  TO                          MARKET                        APPRECIATION
                               EMPLOYEES      EXERCISE       PRICE ON                      FOR OPTION TERM
                     OPTIONS   IN FISCAL      PRICE PER      DATE OF     EXPIRATION        ---------------
NAME                 GRANTED      YEAR          SHARE         GRANT         DATE           5%          10%
----                 -------      ----          -----         -----         ----           --          ---
Randall D. Sampson   30,000       34%         $2.0625        $2.0625   January 7, 2007     $30,913   $98,613


                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END OPTION VALUES


                                                           NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                         NUMBER OF                        UNDERLYING UNEXERCISED                 IN-THE-MONEY
                         SHARES                             OPTIONS AT FY-END                   OPTIONS AT FY-END(1)
                         ACQUIRED        VALUE              -----------------                   -----------------
NAME                     ON EXERCISE    REALIZED        EXERCISABLE     UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                     -----------    --------        -----------     -------------     -----------   -------------
Randall D. Sampson          - 0 -         - 0 -            55,000           15,000          $38,438       $12,188



----------------------------------
(1) Based on closing price of $2.875 per share of the Company's Common Stock on December 31, 1997.


                                 CERTAIN TRANSACTIONS

SERVICES PROVIDED BY AUTOTOTE SYSTEMS, INC.

     The Company has entered into a Totalizator Services Agreement with Autotote Systems, Inc. Pursuant to the Agreement, which has a five year term ending May 1, 1999, Autotote provides totalizator equipment and computer programs which record and process all wagers and calculate the odds and payoffs. For such services, Autotote receives a fee of approximately .35% of the gross monies wagered. Amounts charged to operations under this Agreement for the periods ended December 31, 1997 and 1996 were approximately $311,000 and $291,000, respectively. Also, during the 1997 live race meet, Autotote provided uplink services which enabled the Company to simulcast horse races held at Canterbury Park to out-of-state racetracks. These services were provided at a rate of approximately $1,800 and $2,000 per day, respectively, resulting in an amount charged to operations in 1997 and 1996 of approximately $95,000 and $102,000, respectively. Mr. Terence J. McWilliams, a director of the Company, is the Regional Sales Manager for Autotote.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that executive officers and directors and beneficial holders of 10% or more of the Company's securities file reports of their beneficial ownership with the Securities and Exchange Commission on SEC Forms 3, 4 and 5. According to the Company's records, during the period from January 1, 1997 to December 31, 1997, officers, directors and ten percent beneficial holders of the Company filed all reports with the Securities and Exchange Commission required under Section 16(a).


                                THE COMPANY'S AUDITORS

     Deloitte & Touche have been the auditors for the Company since 1994 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.


                    SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Canterbury Park Holding Corporation is expected to be held on or about May 30, 1999 and proxy materials in connection with that meeting are expected to be mailed on or about April 15, 1999. Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office, 1100 Canterbury Road, Shakopee, Minnesota 55379, Attention: President, by January 15, 1999, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 1999 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

     The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

     PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

     SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting.
The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                    OTHER MATTERS

     Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

     The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 1997. SHAREHOLDERS MAY REQUEST THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO THE UNDERSIGNED AT THE COMPANY'S ADDRESS ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                   By Order of the Board of Directors,



                                   Richard A. Primuth, SECRETARY

                      CANTERBURY PARK HOLDING CORPORATION

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                   OF SHAREHOLDERS TO BE HELD ON JUNE 4, 1998

    The undersigned hereby appoints Curtis A. Sampson, Randall D. Sampson and Dale H. Schenian, or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Canterbury Park Holding Corporation, to be held Thursday, June 4, 1998, at 4:00 p.m. Central Daylight Time at Canterbury Park, 1100 Canterbury Road, Shakopee, Minnesota 55379, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS.  / /  WITH AUTHORITY to   / /  WITHOUT AUTHORITY
                             vote for all nominees    to vote for nominees
                                  listed below             listed below
                                  (except as               (Instructions: to
                                  indicated to the         withhold authority
                                  contrary) for a          to vote for any
                                  term ending at the       individual nominee
                                  next Annual              write that
                                  Meeting of               nominee's name in
                                  Shareholders             the space provided
                                                           below.)

 Brian C. Barenscheer, Gibson Carothers, Terence J. McWilliams, Carin Offerman
            Curtis A. Sampson, Randall D. Sampson, Dale H. Schenian
                                        ________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED ON THE REVERSE SIDE OF THIS CARD UNLESS OTHERWISE SPECIFIED.

    PLEASE DATE AND SIGN exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.
                                             Dated _______________________, 1998
                                             ___________________________________
                                                          Signature
                                             ___________________________________
                                                  Signature if held jointly